EXHIBIT 23(D)(IV) UNDER FORM N-1A
                                            EXHIBIT (10) UNDER ITEM 601/REG. S-K



                                  AMENDMENT #1
                        TO INVESTMENT ADVISORY CONTRACT
                                    BETWEEN
                    FEDERATED INVESTMENT MANAGEMENT COMPANY
                                      AND
                              FEDERATED CORE TRUST

       This Amendment #1 (the "Amendment") to the Investment Advisory Contract dated December 30, 1997 (the "Contract") between Federated Investment Management Company (formerly, Federated Research Corp.) (the "Adviser") and Federated Core Trust (the "Trust"), on behalf of its portfolios Federated Mortgage Core Portfolio and High Yield Bond Portfolio (the "Funds") is made and entered into this 1st day of September, 2006. Terms used as defined herein, which are not otherwise defined herein, shall have meaning ascribed thereto in the Contract.

       WHEREAS, the Trust and the Adviser have entered into the Contract; and

       WHEREAS, the Trust and the Adviser wish to amend the Contract on the terms and conditions set forth herein.

       NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

1(a). The Contract is hereby amended by deleting paragraph 3 in its entirety and replacing it with the following:

       "3.   The Adviser shall reimburse all ordinary expenses including out-of-
pocket expenses of each Fund and their allocable portion of Trust expenses including, without limitation, the expenses of organizing the Trust and continuing its existence; fees and expenses of Trustees and officers of the Trust; fees for administrative personnel and services; expenses incurred in the distribution of its shares ("Shares"), including expenses of administrative support services; fees and expenses of preparing and printing its Registration Statements under the Securities Act of 1933 and the Investment Company Act of 1940, as amended, and any amendments thereto; expenses of registering and qualifying the Trust, the Funds, and Shares of the Funds under federal and state laws and regulations; expenses of preparing, printing, and distributing prospectuses (and any amendments thereto) to shareholders; interest expense, taxes, fees, and commissions of every kind; expenses of issue (including cost of Share certificates), purchase, repurchase, and redemption of Shares, including expenses attributable to a program of periodic issue; charges and expenses of custodians, transfer agents, dividend disbursing agents, shareholder servicing agents, and registrars; printing and mailing costs, auditing, accounting, and ordinary legal expenses; reports to shareholders and governmental officers and commissions; expenses of meetings of Trustees and shareholders and proxy solicitations therefor; insurance expenses; association membership dues and such ordinary nonrecurring items as may arise, including all losses and liabilities incurred in administering the Trust and the Funds; provided that each Fund shall pay or cause to be paid its allocable share of such extraordinary expenses as may arise. Extraordinary expenses means any expenses of unusual character that in the normal course of events would not be expected to occur in each Fund's fiscal year or the excess over the Fund's normal expenses due to unusual conditions in any fiscal year and include expenses incurred in connection with litigation, proceedings, and claims and the legal obligations of the Trust to indemnify its officers and Trustees and agents with respect thereto."




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Federated Core Trust                                          December 30, 1997


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1(b).  The Contract is hereby amended by deleting paragraph 4 in its entirety and replacing it with the following:

       "4.   The Adviser will not charge a fee for the services rendered to each
Fund hereunder."

1(c). The Contract is hereby amended by deleting paragraph 6 in its entirety. The remaining paragraphs shall be re-numbered accordingly.

2. The amendments set forth herein shall become effective as to each Fund as of the date of initial investment by a portfolio of Federated Managed Pool Series in such Fund.

3. No Other Amendments. Except as expressly amended hereby, the Contract shall continue in full force and effect in accordance with its terms.

       IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of the day and year first above written.

                                        FEDERATED INVESTMENT MANAGEMENT
                                        COMPANY

                                        By:  /s/ J. Christopher Donahue
                                        Name:  J. Christopher Donahue
                                        Title:  Chairman

                                        FEDERATED CORE TRUST, on behalf of its
                                        portfolios, Federated Mortgage Core
Portfolio
                                        and High Yield Bond Portfolio

                                        By:  /s/ John B. Fisher
                                        Name:  John B. Fisher
                                        Title:  President






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Federated Core Trust                                          December 30, 1997